EEXHIBIT 5.1

SICHENZIA ROSS FRIEDMAN FERENCE LLP

61 Broadway, 32nd Floor

New York, NY 10006

Telephone: (212) 930-9700

Facsimile: (212) 930-9725

March 30, 2016

ContraVir Pharmaceuticals, Inc.
399 Thornall Street, First Floor

Edison, New Jersey  08837

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offering by ContraVir Pharmaceuticals, Inc., a Delaware corporation (the “Company”), of up to 4,929,578 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), plus warrants (the “Warrants”) to purchase up to an additional 2,464,789 shares of the Company’s Common Stock (the “Warrant Shares”), pursuant to a Registration Statement on Form S-3 (No. 333-202625) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”), the prospectus included within the Registration Statement dated March 9, 2015 (the “Base Prospectus”), and the prospectus supplement dated March 30, 2016, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement”). (The Base Prospectus and Prospectus Supplement are collectively referred to as the “Prospectus.”) The Shares, the Warrants and the Warrant Shares are to be sold by the Company as described in the Registration Statement and the Prospectus.

We have examined and relied upon the Registration Statement and the Prospectus, the Company’s Certificate of Incorporation and By-laws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as we have deemed relevant in connection with this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, and the accuracy, completeness and authenticity of certificates of public officials.

We are licensed to practice in the State of New York. This opinion letter is limited to New York law, the Delaware General Corporation Law and applicable federal law of the United States. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities or to the sale or issuance thereof. With regard to our opinion regarding the Warrant Shares to be issued upon exercise of the Warrants after the date hereof, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances by the Company of securities, including the Warrant Shares, and antidilution adjustments to outstanding securities, including the Warrants, may cause the Warrants to be exercisable for more shares of Common Stock than the number of shares of Common Stock that then remain authorized but unissued.

On the basis of the foregoing, and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that (i) the Shares, when sold in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable, (ii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, the Warrants, when issued and sold as contemplated in the Registration Statement and the Prospectus will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to our firm therein and in the Prospectus and the Prospectus Supplement under the caption “Legal Matters.”  In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Sichenzia Ross Friedman Ference LLP

Sichenzia Ross Friedman Ference LLP